Exhibit 21.1

LIST OF SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Registered Jurisdiction

3D/lnternational, Inc.	Texas

Argotek, Inc.	Virginia

Barton-Aschman Associates, Inc. of Ohio	Ohio

Bonifica S.P.A.	Italy

Bright Star For Engineering Services LLC	Iraq, Republic of

BSX Parsons LLC	Delaware

Centerra-Parsons Pacific, LLC	Florida

Chas. T. Main of Louisiana, Inc.	Louisiana

Chas. T. Main, Inc.	Massachusetts

Checkmark Vehicle Safety Services, Inc.	Delaware

De Leuw, Cather & Company	Illinois

De Leuw, Cather International Inc.	Illinois

De Leuw, Cather International Limited	Delaware

Delcan Corporation	Illinois

Delcan Ltée	Quebec

Delcan Professional Corporation	Michigan

Delcan Technologies, Inc.	Georgia

Delcather Limited Inc.	Illinois

DZSP 21 LLC	Delaware

EXi Parsons Telecom Inc.	Delaware

EXi Parsons Telecom LLC	Delaware

Finley McNary Engineers, Inc.	Florida

Fourth Dimension Engineering LLC	Delaware

Global Response Services LLC	Delaware

H . E. Hennigh, Inc.	Georgia

Holding S.r.L.	Italy

International Aviation Consultants, L.L.C.	Georgia

KP Leasing Company	Nebraska

Nateng Technology Group, Inc.	Illinois

OGS Holdings, Inc.	Delaware

OGSystems, LLC	Virginia

PARCAN, Inc.	Delaware

Parfinco, Inc.	California

Parsons Advanced Technologies Inc.	Delaware

Parsons Architectural Services of Illinois Inc.	Illinois

Parsons Architecture of Florida Inc.	Florida

Parsons Architecture of New Jersey P.C.	New Jersey

Parsons China Inc.	Nevada

Parsons Commercial Services Inc.	California

Parsons Construction Craft Services Inc.	Texas

Parsons Construction Group Inc.	Delaware

Parsons Constructors & Fabricators Inc.	Delaware

Parsons Constructors Inc.	Delaware

Parsons Corporation	Delaware

Parsons CTMain Projetos de lnfraestrutura Sociedade Simples Ltda.	Brazil

Parsons Delcan Inc.	Delaware

Parsons Engineering Inc. of Michigan	Michigan

Parsons Engineering Limited	Cork

Parsons Engineering of New York, Inc.	New York

Parsons Engineering Science International, Inc.	Delaware

Parsons Engineering Science, Inc.	California

Parsons Enterprises, Inc.	Delaware

Parsons Environment & Infrastructure Group Inc.	Delaware

Parsons Federal Construction Inc.	California

Parsons Global Services, Ltd.	Cayman Islands (B.W.I.)

Parsons Government Services Inc.	Nevada

Parsons Government Services International Inc.	Delaware

Parsons Government Support Services Inc.	Texas

Parsons Group International Limited	United Kingdom

Parsons Hanford Fabricators Inc.	Washington

Parsons Inc.	Federally Chartered

Parsons Infrastructure & Technology Group Inc. of Ohio	Ohio

Parsons Infrastructure & Technology Group of Illinois P.C.	Illinois

Parsons Infrastructure & Technology Group of Michigan Inc.	Nevada

Parsons Infrastructure & Technology Group of New York Inc.	New York

Parsons Inspection & Maintenance Corporation	Delaware

Parsons International Limited	Delaware

Parsons International Limited	Nevada

Parsons Investments Corp.	Delaware

Parsons Italia S.r.L.	Italy

Parsons Main of New York, Inc.	New York

Parsons Main, Inc.	Massachusetts

Parsons Middle East Corporation	Nevada

Parsons Middle East Ltd.	Delaware

Parsons of North Carolina Inc.	North Carolina

Parsons of Puerto Rico Professional Engineers, P.S.C.	Puerto Rico

Parsons Overseas Company	Nevada

Parsons Overseas Limited Inc.	Delaware

Parsons PATCO Inc.	Delaware

Parsons Professional Corporation	District of Columbia

Parsons Professional Services Inc.	Ontario

Parsons Project Services, Inc.	California

Parsons RCI Inc.	Washington

Parsons S.I.P. Inc.	Delaware

Parsons Savannah Construction Company	South Carolina

Parsons Savannah Services Company	Delaware

Parsons Secure Solutions Inc.	Virginia

Parsons Services Company	Texas

Parsons SGTP GP Holdings Inc.	Ontario

Parsons Technical Services Inc.	Delaware

Parsons Technical Services International Inc.	Texas

Parsons Technical Support Inc.	Delaware

Parsons Technologies, LLC	Delaware

Parsons Telecommunication Services Inc.	Delaware

Parsons Transportation Architectural Services LLC	Delaware

Parsons Transportation Concessionaires LLC	Delaware

Parsons Transportation Group Inc.	Illinois

Parsons Transportation Group Inc. of Michigan	Michigan

Parsons Transportation Group Inc. of Virginia	Virginia

Parsons Transportation Group of New York, Inc.	New York

Parsons Transportation Group, Professional Corporation	District of Columbia

Parsons Water & Infrastructure Inc.	Delaware

Parsons Water Resources, Inc.	California

Parsons-Granite LLC	Delaware

Parsons-Jurden International Corporation	Nevada

Parsons-Versar LLC	Delaware

Partnership for Temporary Housing LLC	Delaware

Polaris Alpha Advanced Systems, Inc.	Virginia

Polaris Alpha Cyber and Sigint, LLC	Delaware

Polaris Alpha Cyber Technologies, LLC	Delaware

Polaris Alpha Equity Holdings, LLC	Delaware

Polaris Alpha Holdings Parent, LLC	Delaware

Polaris Alpha, LLC	Delaware

PTG Construction Services Company	Delaware

PTSI Managed Services Inc.	California

Research and Development Solutions, LLC	Delaware

RMP Infrastructure Holdings Inc.	Ontario

S&P Geology Services P.C.	New York

S.I.P. Engineering, Inc.	Delaware

S.I.P., Inc .	Delaware

SGTP Highway Bypass GP Inc.	Saskatchewan

SGTP Highway Bypass Limited Partnership	Saskatchewan

Solidyn Solutions, LLC	Delaware

Steinman Boynton Gronquist & Birdsall	New York

Steinman Boynton Gronquist & Birdsall Inc.	New Jersey

Steinman Inc.	New York

T. J. Cross Engineers, Inc.	California

The C. T. Main Corporation	Massachusetts

The Ralph M. Parsons Company	Nevada

Wholesale Supply Co., Inc.	Nevada

Williams Electric Co., Inc.	Florida